CONTRACT

Tuesday, March 30, 2010

Diversified Group, LLC
C/O C. Charalampous, PC
215 West Main, Suite 200
Norman, OK 73069

Bonanza Oil & Gas, Inc.
Bill Wiseman
3417 Mercer, Suite E
Houston, TX 77027

RE:  The Windy Vista No. 1-22

This CONTRACT is between the parties, regarding the Windy Vista No. 1-22 Well, located in the NE/4 of Section 22, Township 24 North, Range 5 West of the Indian Meridian, Garfield County, OK.

Diversified Group, LLC, (hereinafter called “Assignor”) agrees to sell to Bonanza Oil & Gas, Inc., (hereinafter called “Assignee”) an interest in the Windy Vista Well, unit, and the associated oil and gas leases in exchange for Fifteen Thousand Dollars ($15,000) to be paid by Assignee and Fifteen Million (15,000,000) shares of restricted stock of Bonanza Oil & Gas, Inc. (BGOI).

Assignor will collectively assign to Assignee, a Ten Percent (10%) carried working interest (CWI) in the wellbore rights of the Windy Vista Well.  This assignment is not proportionately reduced against the proportionate interest of the Assignor and is a full 10% working interest.  Assignor intends to pay Assignee its proportionate share of the total net revenue interest from the well after deducting standard operating charges, taxes, and all royalty burdens.  Assignor will cover Assignees proportionate share of any reworking costs on the actual Windy Vista No. 1-22 well.

Additionally, Assignor will collectively assign to Assignee, a Ten Percent (10%) working interest in the Windy Vista unit and associated leases.  Should any new wells be proposed and/or drilled or completed, then Assignee will cover those costs proportionately out of pocket in accordance with the Joint Operating Agreement (JOA).

This Contract is executed on the date first stated above.

ASSIGNORS:

Signature:           ____________________________
Name:                  Constantine Charalampous, Manager
For:                      Diversified Group, LLC

ASSIGNEE:

Signature:           __________________
Name:                  Bill Wiseman, President
For:                      Bonanza Oil & Gas, Inc.